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                                                                    EXHIBIT 99.1

DB CAPITAL MANAGEMENT AND PARTNERS SELECT GARRA SCIENCES INC. AS NEW NAME FOR
OPTIGENIX NUTRACEUTICAL JOINT VENTURE   DR. RONALD PERO ELECTED TO SERVE AS
CHAIRMAN OF GARRA SCIENCES

PHOENIX, Jun 19, 2000 (BUSINESS WIRE) -- DB Capital Management, a wholly-owned subsidiary of Digital Bridge Inc. (OTCBB: DGBI) today announced "Garra Sciences Inc." as the new name for its Joint Venture with nutraceutical manufacturers Optigene-X LLC, and CampaMed LLC.

Prior to choosing the official name, the Joint Venture was known as the Optigenix International Corp.

The Joint Venture Agreement grants Garra Sciences an exclusive license to distribute the revolutionary Age Management products manufactured by Optigene-X, along with CampaMed's line of powerful nutritional supplements, the ingredients of which have been proven to have profound affects on the aging process and overall health. These age management products and nutritional supplements are comprised of proprietary nutritional formulas designed by respected physicians and genetic scientists, and are backed by years of rigorous scientific research and clinical studies.

The Joint Venture partners also selected Dr. Ronald Pero to serve as Garra Sciences' chairman. Dr. Pero, also the president of CampaMed, is a world-recognized expert in the field of DNA research, having conducted over 30 years of extensive research and written more than 250 peer-reviewed articles on the subject. Dr. Pero is a full professor of Cell and Molecular Biology at the University of Lund in Lund, Sweden, and has also served as the head of the Department of Molecular Ecogenetics at the University of Lund, where he was also director of a division in charge of identification of individuals at risk for cancer. He has also served as Professor of Experimental Therapeutics at the Boston University Medical Center.

Dr. Pero previously founded Oxigene Inc. (NASDAQ: OXGN), which focuses on the development of synergistic adjuncts to conventional cancer treatment therapies, and served as that company's chief scientific officer from its formation in 1988 until 2000.

"We are privileged to have a scientist of Dr. Pero's caliber to serve as the Chairman of Garra Sciences," stated DB Capital Management President John C. Flanders, Jr. "His impeccable credentials, business savvy, and extensive knowledge of the nutraceutical industry will be key factors in ensuring the


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company's success."

"I am honored to have been selected to serve as Garra Sciences' Chairman," stated Dr. Pero. "The company has an exclusive license to distribute the most potent and effective line of Age Management products available anywhere, and we intend to leverage that license to distribute our products as widely as possible."

Garra Sciences anticipates announcing the appointment of additional board members, officers, and advisors in the near future.


    About Garra Sciences

Garra Sciences is the exclusive worldwide distributor of the most potent Age Management System ever developed, which consists of specially formulated and patented dietary supplements, manufactured using pharmaceutical principals. The company's product line, comprised of proprietary nutritional formulas designed by respected physicians and genetic scientists, is backed by years of rigorous scientific research and clinical studies. The company's products have been proven to lower DNA damage rates, stimulate the immune system, and optimize neurohormonal output by the nervous system, all of which are key components in managing the aging process. Some of the documented outward effects of a regular intake of Garra products include: measurable improvements in mental speed and clarity, skin tightness, sexual function, and enhanced general mood and energy levels.


    About DB Capital Management

DB Capital Management is a wholly-owned subsidiary of Digital Bridge Inc., and serves as Digital Bridge's investment management division, responsible for managing and maximizing the opportunities created by Digital Bridge in connection with its Venture Technology program, and is also responsible for negotiating and establishing joint ventures, strategic alliances, mergers, acquisitions, and other arrangements that enhance the company's revenue potential and balance sheet. Digital Bridge is an "International Business Architect," which provides management, sales, marketing, and Internet enterprise solutions through a suite of proprietary applications and professional services. Additional information can be found at http://www.digitalbridge.com and at http://www.otvnet.com.

Statements regarding financial matters in this press release other than historical facts are "forward-looking statements" within the meaning of Section


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27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of
1934, and as that term is defined in the Private Securities Litigation Reform
Act of 1995. The Company intends that such statements about the Company's future expectations, including future revenues and earnings, the anticipated stock dividends and all other forward-looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the Company's actual results may differ materially from expected results.


- CONTACT:        DB Capital Management Inc.
                  (a joint venture partner in Garra Sciences)
                  Seth D. Heyman, 623/773-3644
                  sheyman@digitalbridge.com

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